Exhibit 3(b)
                 Consent of Sutherland, Asbill & Brennan LLP

[Sutherland Asbill & Brennan LLP Letterhead]

    STEPHEN E. ROTH

   DIRECT LINE: (202)
        383-0158
       Internet:
    sroth@sablaw.com

                                        April 30, 1999

Board of Directors
GE Life and Annuity Assurance
  Company
6610 West Broad Street
Richmond, VA 23230

               Re:    GE Life & Annuity Separate Account II

Ladies and Gentlemen:

               We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of the Post-Effective Amendment No. 17 to the Registration Statement on Form S-6 filed by GE Life & Annuity Separate Account II for certain variable life insurance contracts (File No. 33-9651). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                Very truly yours,

                                            SUTHERLAND ASBILL & BRENNAN LLP



                                            By: /s/ Stephen E. Roth
                                                -------------------
                                                Stephen E. Roth